Exhibit 10.20

RESTRICTED SHARE EXCHANGE AGREEMENT

This Restricted Share Exchange Agreement (this “Agreement”) is entered into as of April 23, 2010, by and among Seacastle Inc., a Marshall Islands corporation (“Seacastle”), SeaCube Container Leasing Ltd., a Bermuda exempted company and an indirect wholly-owned subsidiary of Seacastle (the “Company”), Seacastle Operating Company Ltd. (f/k/a FIF III CLI Holding Limited), a Bermuda exempted company (“Operating”), Container Leasing International, LLC, a New York limited liability company (“CLI”), and Lisa Leach (the “Management Investor”).

WHEREAS, as of the date hereof, the Management Investor is the holder of 13,806 unvested restricted shares of common stock of Seacastle (the “Seacastle Restricted Shares”);

WHEREAS, the Management Investor desires to exchange the Seacastle Restricted Shares for 7,978 common shares, par value $0.01 per share (the “Common Shares”), of the Company (the “SeaCube Restricted Shares”), and the Company desires to issue and deliver to the Management Investor the SeaCube Restricted Shares, all as set forth herein; and

WHEREAS, Seacastle desires to cancel the Seacastle Restricted Shares on the date hereof , all as set forth herein and in consideration for the cancellation of the Seacastle Restricted Shares, Seacastle agrees and undertakes to pay on demand US$79.78 to the Company, representing the par value of the SeaCube Restricted Shares (the “Seacastle Payment”).

NOW, THEREFORE, in consideration of the foregoing, and the representations and warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       Exchange of Shares.

(a)                                  The Management Investor hereby waives all of his or her right, title and interest, legal or equitable, in and to the Seacastle Restricted Shares and acknowledges and agrees that the Management Investor shall no longer have any rights with respect thereto.

(b)                                 In consideration for the Seacastle Payment, the Company hereby agrees to issue and allot to the Management Investor, and the Management Investor hereby accepts, on the date hereof, the SeaCube Restricted Shares, which the Management Investor agrees to take subject to the terms and conditions of this Agreement, the Memorandum of Association and the Bye-Laws of the Company.

2.                                       Vesting of SeaCube Restricted Shares.

(a)                                  Subject to the terms of Section 2(b) and the other terms and provisions of this Agreement, the SeaCube Restricted Shares shall vest as follows, provided that the Management Investor is still employed by CLI and its affiliates on such date:

Vesting Date	Amount of SeaCube Restricted Shares
February 15, 2011	100%

(b)                                 Without limiting any of the other terms and provisions of this Agreement, the SeaCube Restricted Shares shall be subject to the following terms:

(i)                                     If (A) the Management Investor’s employment is terminated by CLI other than for Cause (as defined below) or the Management Investor terminates her employment with CLI for Good Reason (as defined below) and (B) a release reasonably acceptable to the Company is executed by the Management Investor within thirty (30) days after the date of such termination and becomes effective in accordance with its terms, the Management Investor will immediately vest (upon the date that such waiver and general release becomes non-revocable) as the owner of the SeaCube Restricted Shares that would have vested under Section 2(a) on the next succeeding vesting date.

(ii)                                  In the event the Management Investor’s employment is terminated by CLI and its affiliates other than for Cause within twelve (12) months after a Change of Control, the Management Investor will immediately vest as the owner of all SeaCube Restricted Shares that have not theretofore vested prior to the date of such termination.

(iii)                               Except as provided in clauses (i) and (ii) of this Section 2(b), all of the unvested SeaCube Restricted Shares shall be automatically forfeited upon the Management Investor ceasing to be an employee of CLI and its affiliates for any reason.

(iv)                              For purposes of clarification, except as otherwise expressly provided in this Agreement, the Management Investor will have all of the rights of a shareholder with respect to all of the SeaCube Restricted Shares granted hereunder, including, without limitation, the right to vote such shares (subject to Section 2(b)(vi) below) and the right to receive all dividends or other distributions with respect to such shares, both prior to and after the lapse and removal of the vesting restrictions set forth herein.

(v)                                 The SeaCube Restricted Shares granted hereunder shall be registered in the Management Investor’s name, but the certificates evidencing such SeaCube Restricted Shares shall be retained by the Company during the period prior to the vesting of such shares as set forth herein.  The Management Investor shall execute a share transfer in the form of Exhibit A attached hereto, in blank, with respect to such SeaCube Restricted Shares and deliver the same to the Company.  Upon vesting in accordance with the terms of this Agreement, the SeaCube Restricted Shares shall be issued to the Management Investor free and clear of all liens, other than restrictions and legends required pursuant to federal and state securities laws and the terms of this Agreement.

(vi)                              To the fullest extent permitted by applicable law, the Management Investor hereby appoints Operating as the Management Investor’s proxy with respect to all unvested SeaCube Restricted Shares of which the Management Investor may be the record holder from time to time to (A) attend all meetings of the holders of the Common

Shares, with full power to vote and act for the Management Investor with respect to such SeaCube Restricted Shares in the same manner and extent that the Management Investor might were the Management Investor personally present at such meetings, and (B) execute and deliver, on behalf of the Management Investor, any written consent in lieu of a meeting of the holders of the Common Shares in the same manner and extent that the Management Investor might but for the proxy granted pursuant to this sentence.  The proxy hereby granted by the Management Investor is coupled with an interest and is, and shall be, irrevocable by the Management Investor until any such unvested SeaCube Restricted Shares vest in accordance with the terms of this Agreement, in which case such proxy shall automatically terminate with respect to such vested SeaCube Restricted Shares.  Operating shall have full power to substitute another person as the Management Investor’s proxy and to revoke the appointment of any such substitute proxy.  Concurrently herewith, the Management Investor is hereby executing and delivering to the Company an irrevocable proxy in the form of Exhibit B attached hereto, and the Management Investor hereby agrees that the Management Investor shall execute and deliver any further instrument, and take all other actions, reasonably requested by Operating from time to time to evidence or otherwise give effect to the provisions of this Section 2(b)(vi).

(c)                                  Anything herein to the contrary notwithstanding, the SeaCube Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered (each such action, a “Transfer”) until the applicable restrictions set forth herein are removed or expire or are expressly waived by the Company in writing, and any additional requirements or restrictions contained in this Agreement have been satisfied, terminated or expressly waived by the Company in writing.

(d)                                 In connection with the payment of any dividends, distributions or other type of payment to the Management Investor in respect of the SeaCube Restricted Shares, the Company or its affiliates shall be entitled to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for the Management Investor’s account.

(e)                                  For the purposes of this Agreement, the following terms have the respective meanings set forth below:

(i)                                     “Act” means the Securities Act of 1933, as amended.

(ii)                                  An “affiliate” of, or a person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

(iii)                               A termination for “Cause” shall mean termination of the Management Investor’s employment with CLI or any of its affiliates as a result of any of the following:

(a)                                  the Management Investor commits any act of fraud, intentional misrepresentation or serious misconduct in connection with the business of CLI or any of its affiliates, including, but not limited to, falsifying any documents or agreements (regardless of form); or

(b)                                 the Management Investor materially violates any rule or policy of CLI or any of its affiliates (I) for which violation an employee may be terminated pursuant to the written policies of CLI or any of its affiliates reasonably applicable to such an employee or (II) which violation results in material damage to CLI or any of its affiliates or (III) which, after written notice to do so, the Management Investor fails to correct within a reasonable time; or

(c)                                  the Management Investor willfully breaches or habitually neglects any material aspect of the Management Investor’s duties assigned to the Management Investor by CLI or any of its affiliates, which assignment was reasonable in light of the Management Investor’s position with CLI or its subsidiaries (all of the foregoing duties, “Duties”); or

(d)                                 the Management Investor fails, after written notice, adequately to perform any Duties and such failure is reasonably likely to have an adverse impact upon CLI or any of its affiliates or the operations of any of them; or

(e)                                  the Management Investor materially fails to comply with a direction from the Managers Committee (or other similar body) of CLI or any of its affiliates with respect to a material matter, which direction was reasonable in light of the Management Investor’s position with CLI or its subsidiaries; or

(f)                                    while employed by CLI or its subsidiaries, and without the written approval of the Chief Executive Officer of CLI (or, in case the Management Investor is such Chief Executive Officer, approval of CLI’s Managers Committee (or other similar body)), the Management Investor performs services for any other corporation or person which competes with CLI or any of its subsidiaries or otherwise violates Section 4 hereof; or

(g)                                 the Management Investor is convicted by a court of competent jurisdiction of a felony (other than a traffic or moving violation) or any crime involving dishonesty; or

(h)                                 any other action or condition that may result in termination of an employee for cause pursuant to any generally applied standard, of which standard the Management Investor knew or reasonably should have known, adopted in good faith by the Managers Committee (or other similar body) of CLI or any of its subsidiaries from time to time but prior to such action or condition; or

(i)                                     any willful breach by the Management Investor of her fiduciary duties as a director of CLI or any of its affiliates.

In the event that there is a dispute between the Management Investor and the Company or any of its affiliates as to whether “Cause” for termination exists:  (x) such termination shall nonetheless be effective and (y) such dispute shall be subject to arbitration in New York, New York using the commercial rules of the American Arbitration Association.

(iv)                              “Change of Control” means an event or series of events by which Operating directly or indirectly legally or beneficially owns less than 50% of the voting stock (or other equity interest) of CLI, in each case adjusted pursuant to any stock (or share) split, stock (or share) dividend, recapitalization or reclassification of the capital of the Company; provided, however, that a “Change of Control” shall not be deemed to occur:

(a)                                  upon an acquisition, merger, amalgamation, continuation into another jurisdiction or other business combination involving CLI, including the sale of all or substantially all of the assets of CLI (each, a “Business Combination”), if Operating collectively (I) directly or indirectly legally or beneficially owns at least 30% of the voting stock (or other equity interest) of CLI or the surviving/acquiring entity, as the case may be, and (II) continues to be the largest shareholder (or other holder of equity) of CLI or the surviving/acquiring entity, as the case may be, following such Business Combination, and a “Change of Control” will not result after any such Business Combination so long as the conditions set forth in clauses (I) and (II) continue to be satisfied; or

(b)                                 (I) upon an IPO (without regard to the percentage of voting stock (or other equity interest) of CLI directly or indirectly legally or beneficially owned by Operating immediately after such IPO) or (II) without limiting clause (I), if at any time following an IPO Operating collectively directly or indirectly legally or beneficially owns at least 30% of the voting stock (or other equity interest) of CLI and is the largest shareholder (or other holder of equity) of CLI.

(v)                                 “Fair Market Value” of each Common Share shall be determined as of the time of the event requiring valuation of Common Shares hereunder by the Board of Directors of the Company in good faith; provided, however, that such determination shall be based upon the Company as a going concern and shall not discount the value of such shares either because they are subject to the restrictions set forth in this Agreement or because they constitute only a minority interest in the Company.

(vi)                              The Management Investor will be treated as having terminated her employment with CLI for “Good Reason” if the Management Investor resigns as an employee of CLI following the thirtieth (30th) day after the later of (x) the occurrence of any of the following events which has not been cured prior to such resignation and (y) the Management Investor providing written notice of such event(s) to the Company and CLI:

(a)                                  any reduction in the Management Investor’s title; or

(b)                                 any reduction in the Management Investor’s base salary (other than an across-the-board reduction that applies to all employees or solely to senior executives of CLI); or

(c)                                  during the one-year period following any Change of Control, any material diminution in the Management Investor’s duties, authorities or responsibilities that are materially adversely inconsistent with the Management Investor’s position immediately prior to such Change of Control; or

(d)                                 during the one-year period following any Change of Control, any requirement by CLI that the Management Investor’s principal place of work be moved to a location more than thirty-five (35) miles away from the location of the Management Investor’s principal place of work immediately prior to such Change of Control; or

(e)                                  during the one-year period following any Change of Control, the failure of any successor to the Company or CLI (if any), whether direct or indirect and whether by merger, acquisition, consolidation or otherwise, to assume in writing delivered to the Management Investor, the obligations of the Company or CLI, as the case may be, under this Agreement.

(vii)                           “IPO” means a firmly underwritten initial public offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, covering the offer and sale of CLI common stock (or other equity interest) for the account of CLI to the public generally in which the net proceeds to CLI are not less than US$50,000,000.

(f)                                    Bonus Restricted Shares.  The Company hereby agrees to grant to the Management Investor, from time to time, as determined by the Company and CLI in their sole discretion, Common Shares (the “Bonus Restricted Shares”) in satisfaction of up to fifty percent (50%) (as determined by the Company and CLI in their sole discretion) of CLI’s annual performance bonus award, if any, paid to the Management Investor at CLI’s sole discretion (the “Performance Bonus”).  The tranche of Bonus Restricted Shares (if any) for a calendar year shall be granted to the Management Investor as of the date on which the cash portion of the Performance Bonus, if any, for such performance year is paid to the Management Investor.  The number of Bonus Restricted Shares (if any) to be granted to the Management Investor for a performance year shall equal (i) the product of (A) the aggregate dollar amount of the Performance Bonus (if any) for such year and (B) the percentage of such Performance Bonus (if any) determined by the Company and CLI in their sole discretion to be paid in Common Shares (which in no event shall be greater than fifty percent (50%) of the value of the Performance Bonus), divided by (ii) the Fair Market Value per Common Share on the date of grant (which such quotient shall be rounded up or down, as applicable, to the nearest whole number).  The Bonus Restricted Shares will be subject to the terms and conditions of a definitive grant agreement by and between the Company and the Management Investor, which will provide, among other things, that one-third (1/3) of the Bonus Restricted Shares granted with respect to a performance year shall vest on each of the first three anniversaries of the date of grant of such Bonus Restricted Shares, generally subject to the Management Investor’s continued employment with CLI on the applicable vesting date, but subject to accelerated vesting in the same manner as set forth in Section 2(b) hereof.

3.                                       Management Investor Representations; Legends on Certificates.

(a)                                  Investment Risk.  The Management Investor represents and acknowledges that:  (i) as a result of the Management Investor’s (A) existing relationship with the Company and (B) experience in financial matters, the Management Investor is properly able (on his/her own) to evaluate the capital structure of the Company and its subsidiaries, the business of the Company and its subsidiaries and the risks inherent therein; (ii) the Management Investor has been given the opportunity to obtain any additional information or documents from and to ask questions, and receive answers of, the officers and representatives of the Company and its subsidiaries to the extent necessary to evaluate the merits and risks related to an investment in the Company; (iii) the Management Investor has been and will be, to the extent the Management Investor deems necessary, advised by legal counsel of the Management Investor’s choice at Management Investor’s expense in connection with this Agreement; and (iv) the acquisition of the SeaCube Restricted Shares hereunder will be consistent, in both nature and amount, with the Management Investor’s overall investment program and financial condition, and the Management Investor’s financial condition will be such that the Management Investor will be able to bear the economic risk of holding unregistered Common Shares for which there is no market and to suffer a complete loss of the Management Investor’s investment therein.  The Management Investor further acknowledges that investment in the SeaCube Restricted Shares involves significant risks and that these risks include, without limitation, the fact that the Company has a leveraged financial structure.

(b)                                 Investment.

(i)                                     The Management Investor represents and warrants that:  (A) the SeaCube Restricted Shares will be acquired for the Management Investor’s own account for investment, without any present intention of selling or further distributing the same, and the Management Investor will not have any reason to anticipate any change in the Management Investor’s circumstances or any other particular occasion or event which would cause the Management Investor to sell any of such Common Shares; and (B) the Management Investor is fully aware that in agreeing to issue such Common Shares to the Management Investor the Company will be relying upon the truth and accuracy of these representations and warranties.  The Management Investor agrees that she will not Transfer any Common Shares held by such Management Investor prior to an IPO, except in accordance with the terms of this Agreement.  Any such Transfer must be in compliance with the Act, the rules and regulations of the Securities and Exchange Commission thereunder, the relevant state securities laws applicable to the Management Investor’s action, the bye-laws of the Company, Bermuda law and the terms of this Agreement.

(ii)                                  The Management Investor acknowledges that no trading market for the Common Shares exists currently and may not exist at any time in the future (if at all) and that, as a result, the Management Investor may be unable to sell any of the Common Shares acquired hereunder for an indefinite period.  Further, the Company has no obligation to register any of the Common Shares for sale or resale under the Act or any other applicable law (including any “blue sky” law).

(iii)                               The Management Investor acknowledges and agrees that nothing herein, including the opportunity to make an investment in the Company, shall be deemed to create any implication concerning the adequacy of the Management Investor’s services to CLI, the Company or any of their respective affiliates, nor shall be construed as an agreement by CLI, the Company or any of their respective affiliates, express or implied, to (A) employ the Management Investor or contract for the Management Investor’s services or (B) restrict the right of CLI to discharge the Management Investor or cease contracting for the Management Investor’s services or (C) modify, extend or otherwise affect in any manner whatsoever the terms of any employment agreement or contract for services which may exist (on the date hereof or in the future) between the Management Investor and the Company or any of its affiliates.

4.                                       Restrictive Covenants. The Management Investor acknowledges that during the period of her employment with CLI or any of its affiliates, she shall have access to secret and confidential information, knowledge or data relating to CLI and its affiliates, and their respective businesses, and will meet and develop relationships with potential and existing suppliers, financing sources, clients, customers and employees of CLI and its affiliates.

(a)                                  Noncompetition; Nonsolicitation.  The Management Investor agrees that during the period of her employment with CLI or any of its subsidiaries and (x) for the one (1) year period immediately following termination of such employment for Cause or due to the resignation or retirement by the Management Investor (other than for Good Reason) or (y) the six (6) month period immediately following termination of such employment other than for Cause or termination of such employment for Good Reason, the Management Investor shall not:

(i)                                     directly or indirectly (whether as principal, agent, independent contractor, partner, member, manager, officer, director or otherwise) own, manage, operate, control, participate in, perform services for, make any investment in or otherwise carry on, any business similar to or competitive with any business engaged in or conducted by CLI or any of its subsidiaries, or any business that the Company or any of its subsidiaries proposes to engage in or conduct, at such time, including the business of leasing (as lessor) shipping containers to customers for maritime purposes; or

(ii)                                  directly or indirectly, engage in the recruiting, soliciting or inducing of any nonclerical employee or employees of CLI or its affiliates to terminate their employment with, or otherwise cease their relationship with, CLI or any of its affiliates, or in hiring or assisting another person or entity to hire any nonclerical employee of CLI or any of its affiliates or any person who within six months before had been a nonclerical employee of CLI or any of its affiliates and were recruited or solicited for such employment or other retention while an employee of CLI or any of its affiliates (other than any of the foregoing activities engaged in with the prior written approval of CLI or such affiliate); or

(iii)                               directly or indirectly solicit, induce or encourage or attempt to persuade any agent, supplier or customer of CLI or any subsidiary of CLI to terminate such agency or business relationship;

provided, that, notwithstanding the foregoing, the Management Investor shall not be bound by the terms of this Section 4(a) if at any time prior to the earlier to occur of (A) an IPO or (B) a firmly underwritten initial public offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock (or other equity interest) for the account of the Company to the public generally in which the net proceeds to the Company are not less than US$50,000,000, (i) the Management Investor is terminated by CLI other than for Cause or the Management Investor terminates her employment with CLI for Good Reason and (ii) all of (1) the SeaCube Restricted Shares which become vested hereunder and (2) the Common Shares then held by the Management Investor that were previously granted as restricted shares of common stock of Seacastle are not repurchased by the Company.

Nothing contained in this Agreement shall limit or otherwise affect the ability of the Management Investor to own not more than 1.0% of the outstanding capital stock of any entity that is engaged in a business competitive with the Company or any of its subsidiaries, provided that such investment is a passive investment and such Management Investor is not directly or indirectly involved in the management or operation of such business or otherwise providing consulting services to such business.

(b)                                 Disparaging Comments.  The Management Investor agrees that during the period of his or her employment with CLI or any of its affiliates and thereafter, the Management Investor shall not make any disparaging or defamatory comments regarding CLI or any of its affiliates or, after termination of his or her employment relationship with CLI or any of its affiliates, make any comments concerning any aspect of the termination of their relationship.  The obligations of the Management Investor under this subparagraph shall not apply to disclosures required by applicable law, regulation or order of any court or governmental agency.

Nothing contained in this Section 4 shall limit any common law or statutory obligation that the Management Investor may have to CLI or any of its affiliates.  For purposes of this Section 4 and Section 2, “CLI” refers to CLI and any incorporated or unincorporated affiliates of CLI, including any entity which becomes the Management Investor’s employer as a result of any Business Transaction, reorganization or restructuring of CLI for any reason.  CLI shall be entitled, in connection with its tax planning or other reasons, to terminate the Management Investor’s employment (which termination shall not be considered a termination without Cause for purposes of this Agreement or otherwise) in connection with an invitation from another affiliate of CLI to accept employment with such affiliate in which case the terms and conditions hereof shall apply to the Management Investor’s employment relationship with such entity mutatis mutandis.

(c)                                  Confidentiality.  During employment and following termination of employment, the Management Investor will hold and keep confidential all secret and confidential information, knowledge or data relating to CLI and its affiliates, and their respective businesses, including any confidential information as to customers of CLI and its affiliates (i) obtained by the Management Investor during employment by CLI or its affiliates and (ii) not otherwise public knowledge or known within the applicable industry.  The Management Investor shall not, without prior written consent of CLI, unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than CLI and those designated by it.  In the event the Management Investor is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the foregoing, the Management Investor will promptly notify CLI of any such order and will cooperate fully with CLI in protecting such information to the extent possible under applicable law.  Upon termination of employment with CLI and its affiliates, or at any time as CLI may request, the Management Investor will promptly deliver to CLI, as requested, all documents (whether prepared by CLI, an affiliate of CLI, the Management Investor or a third party) relating to CLI, an affiliate of CLI or any of their businesses or property which the Management Investor may possess or have under the Management Investor’s direction or control other than documents provided to the Management Investor as a participant in any employee benefit plan, policy or program of CLI or any agreement by and between the Management Investor and CLI or any of its affiliates with regard to the Management Investor’s employment or severance.

5.                                       Notices.  All notices or other communications under this Agreement shall be given in writing and shall be deemed duly given and received on the third full business day following the day of the mailing thereof by registered or certified mail or when delivered personally or sent by facsimile transmission as follows:

(a)                                  if to CLI, at its principal executive offices at the time of the giving of such notice, or at such other place as CLI shall have designated by notice as herein provided to the Management Investor;

(b)                                 if to the Management Investor, at the address of the Management Investor as it appears on the signature page to this Agreement or at such other place as the Management Investor shall have designated by notice as herein provided to the Company;

(c)                                  if to the Company, at its principal executive offices at the time of the giving of such notice, or at such other place as the Company shall have designated by notice as herein provided to the Management Investor;

(d)                                 if to Operating or Seacastle, at Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105, Attention: Randal A. Nardone, or at such other place as such person shall have designated by notice as herein provided to the Management Investor.

6.                                       Specific Performance, Forfeiture, Right to Repurchase.

(a)                                  Specific Performance.  Due to the fact that the securities of the Company cannot be readily purchased or sold in the open market and because damages to the Company and its affiliates will be difficult to ascertain and remedies at law to the Company and its affiliates will be inadequate and for other reasons, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced.  In the event of a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled (without any bond or other security being required) to a temporary and/or permanent injunction, without showing any actual damage or that monetary damages would not provide an adequate remedy, and/or a decree for specific performance, in accordance with the provisions hereof.

(b)                                 Forfeiture, Right to Repurchase.  The Management Investor acknowledges that if (x) the Management Investor breaches any term or condition contained in Section 4 of this Agreement and (y) CLI provides the Management Investor with written notice of such breach, all of the SeaCube Restricted Shares that have not vested prior to the date of such notice shall be automatically forfeited, and be deemed to have been repurchased by the Company at a purchase price of zero dollars, upon the giving of such notice.

7.                                       Miscellaneous.

(a)                                  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by a written agreement signed by the Company, Seacastle, CLI, Operating and the Management Investor.

(b)           In the event any capital stock of the Company or any other corporation shall be distributed on, with respect to, or in exchange for Common Shares of the Company as a stock (or share) dividend, stock (or share) split, spin-off, reclassification or recapitalization in connection with any merger, amalgamation, continuation into another jurisdiction or reorganization, the restrictions, rights and options set forth in this Agreement shall apply with respect to such other capital stock to the same extent as they are, or would have been applicable, to the Common Shares acquired hereunder on, or with respect to, which such other capital stock was distributed.

(c)           No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.  Anything in this Agreement to the contrary notwithstanding, any waiver, consent or other instrument under or pursuant to this Agreement signed by, or binding upon, the Management Investor shall be valid and binding upon any and all persons or entities (other than the Company and its affiliates) who may, at any time, have or claim any rights under or pursuant to this Agreement in respect of the SeaCube Restricted Shares.

(d)           Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, Seacastle, Operating, CLI and their respective affiliates, and their respective successors and assigns and the Management Investor and the Management Investor’s heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting the Management Investor the right to Transfer any of the SeaCube Restricted Shares, except in accordance with this Agreement and any transferee shall hold the SeaCube Restricted Shares having only those rights and being subject to the restrictions provided for in this Agreement.

(e)           Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the fullest extent permitted by applicable law, the parties hereby waive any provision of law that may render any provision hereof prohibited or unenforceable in any respect.

(f)            Should any party to this Agreement be required to commence any litigation concerning any provision of this Agreement or the rights and duties of the parties hereunder, the prevailing party in such proceeding shall be entitled, in addition to such other relief as may be granted, to the reasonable attorneys’ fees and court costs incurred by reason of such litigation.

(g)           The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

(h)           Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.  Words herein of any gender are deemed to include each other gender.

(i)            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement, and all signatures need not appear on any one counterpart.

(j)            The Management Investor hereby irrevocably consents and agrees that, except as provided in the last sentence of Section 2(e)(iii) of this Agreement, any legal action, suit or proceeding against it with respect to its obligations or liabilities or any other matter under or arising out of or in connection with this Agreement shall be brought in the United States District Court of the Southern District of New York or in the courts of the State of New York, sitting in New York County and, by execution and delivery of this Agreement, the Management Investor, to the fullest extent permitted by applicable law, hereby (i) irrevocably accepts and submits to the exclusive jurisdiction of each of the aforesaid courts, in person, generally and unconditionally with respect to any such action, suit or proceeding, (ii) agrees not to commence any such action, suit or proceeding in any jurisdiction other than those of the aforesaid courts, (iii) waives any objection to the laying of venue of any such action, suit or proceeding therein, (iv) agrees not to plead or claim that such action, suit or proceeding has been brought in an inconvenient forum and (v) consents to service of process in connection with an such action, suit or proceeding by the delivery of notice to such Management Investor’s address set forth in this Agreement.

(k)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to any choice-of-law rules thereof which might apply the laws of any other jurisdiction.

(l)            WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.  EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MIGHT BE FILED IN ANY COURT AND THAT MAY RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING ALL COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, SUPPLEMENTS OR RESTATEMENTS HEREOF.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Restricted Share Exchange Agreement as of the first date written above.

SEACUBE CONTAINER LEASING LTD.

By:	/s/ Joseph Kwok
	Name:	Joseph Kwok
	Title:	Chief Executive Officer

SEACASTLE INC.

By:	/s/ Gregg F. Carpene
	Name:	Gregg F. Carpene
	Title:	General Counsel, Secretary

SEACASTLE OPERATING COMPANY LTD.

By:	/s/ Gregg F. Carpene
	Name:	Gregg F. Carpene
	Title:	Vice President

CONTAINER LEASING INTERNATIONAL, LLC

By:	/s/ Joseph Kwok
	Name:	Joseph Kwok
	Title:	Chief Executive Officer

/s/ Lisa Leach
Lisa Leach

Exhibit A

SHARE TRANSFER

FOR VALUE RECEIVED, Lisa Leach hereby sells, assigns and transfers unto                                                                  (            ) Common Shares of SeaCube Container Leasing Ltd. (the “Company”) standing in his/her name on the books of said Company represented by Certificate No(s).                     herewith, and does hereby irrevocably constitute and appoint                                        as attorney-in-fact to transfer the shares on the books of said Company with full power of substitution in the premises.

Dated: April 23, 2010

Signed by:	In the presence of:

/s/ Lisa Leach	/s/
Lisa Leach	Witness

Exhibit B

Irrevocable Proxy pursuant to

Section 2(b)(vi) of the

Restricted Share Exchange Agreement

Dated April 23, 2010 (the “Agreement”)

Proxy

SeaCube Container Leasing Ltd. (the “Company”)

As of the date first set forth in the Agreement, I, Lisa Leach, being a shareholder of the Company, HEREBY APPOINT Seacastle Operating Company Ltd. to be my proxy for and in my name, place and stead to attend all meetings of the shareholders of the Company and to vote any and all shares in the Company at the time standing in my name and to exercise all consensual rights in respect of such shares (including, without limitation, giving or withholding written consents of shareholders and calling special general meetings of shareholders) within the scope and pursuant to terms set out in Section 2(b)(vi) of the Agreement.

Signed this 23rd day of April, 2010

/s/ Lisa Leach
Name: Lisa Leach